Exhibit 4.2

COINSTAR, INC.

as Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of September 16, 2009

to Debt Securities Indenture

Dated as of September 16, 2009

4.00% Convertible Senior Notes due 2014

i

ii

iii

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 16, 2009, between Coinstar, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, a national banking association (the “Trustee”), as trustee under the Debt Securities Indenture dated as of September 16, 2009, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 9.01(d) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “4.00% Convertible Senior Notes due 2014” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Purchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed; and

WHEREAS the execution and delivery of this Supplemental Indenture by the Company have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

Section 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Supplemental Indenture; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 5.02.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Agent Members” has the meaning specified in Section 2.02.

“Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(ii). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means, solely for purposes of this Supplemental Indenture, any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing Sale Price” on any date means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported on the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, then as reported by the NYSE, the NASDAQ Global Market or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NYSE, the NASDAQ Global Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded. If the Common Stock is not so traded, the “Closing Sale Price” will be the average of the midpoint of the last bid and ask prices for shares of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Closing Sale Price” will be determined without reference to early hours, after-hours or extended market trading.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 4.07, the common stock of the Company, par value $0.001 per share, at the date of this Supplemental Indenture.

“Continuing Director” means any individual who on the original issuance date of the Notes was a member of the Board of Directors, together with any new directors whose election or, solely to fill the vacancy of a Continuing Director, appointment by the Board of Directors or whose nomination for election by the holders of the Common Stock was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the original issuance date of the Notes or whose election, appointment (in the case of a vacancy of a Continuing Director) or nomination for election was previously approved by a majority of the Continuing Directors, either by specific vote or by approval of the proxy statement issued by us on behalf of the Board of Directors in which such individual is named as a nominee for director. Solely for purposes of the definition of “Continuing Directors,” the phrase “or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder” in the definition of “Board of Directors” in Section 1.01 of the Original Indenture shall be disregarded.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Trustee shall initially be the Conversion Agent.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b)(i).

“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 24.8181 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Conversion Reference Period” means (i) for any Note with a Conversion Date occurring during the period beginning on, and including, the 30th Scheduled Trading Day prior to the Stated Maturity Date and ending at the close of business on the Business Day immediately prior to the Stated Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the 27th Scheduled Trading Day prior to the Stated Maturity Date, and (ii) for any Note with a Conversion Date occurring prior to the 30th Scheduled Trading Day prior to the Stated Maturity Date, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the such Conversion Date.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the applicable Conversion Reference Period, one-twenty-fifth (1/25th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP on such Trading Day.

“Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the Conversion Reference Period for any Note, shall consist of:

(a) cash equal to the lesser of (i) $40 and (ii) the Daily Conversion Value; and

(b) to the extent the Daily Conversion Value exceeds $40, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and $40, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, in respect of any Trading Day, the per share volume-weighted average price of the Common Stock on the NASDAQ Global Select Market as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSTR.UQ <equity> AQR” (or its equivalent if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day, as determined by the Board of Directors in a commercially reasonable manner using a volume-weighted average price method). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Depository” means, with respect to the Notes, initially The Depository Trust Company until a successor Depository shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depository” shall mean such successor Depository.

“Distributed Property” has the meaning specified in Section 4.04(c).

“Effective Date” has the meaning specified in Section 4.06(c).

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Expiration Date” has the meaning specified in Section 4.04(e).

“Expiration Time” has the meaning specified in Section 4.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” shall mean the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) any Person acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Common Equity of the Company entitling the Person to exercise 50% or more of the total voting power of all shares of Common Equity of the Company entitled to vote generally in elections of directors;

(b)(1) the Company recapitalizes, reclassifies or changes the Common Stock (other than changes resulting from a subdivision or combination) and as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets or (2) the Company merges or consolidates with or into any other Person, another Person merges or consolidates with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, in each case other than any transaction:

(i) involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock; or

(ii) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Common Equity of the continuing or surviving corporation immediately after the transaction, with such holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the Common Stock that they held immediately before such transaction; or

(iii) that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity;

(c) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors;

(d) the holders of the Common Stock approve any plan or proposal for the liquidation or dissolution of the Company; or

(e) a Termination of Trading.

Notwithstanding the foregoing, a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (a) and/or clause (b) above consists of shares of common stock traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Notes become convertible into such consideration (subject in all respects to the provisions set forth in Section 4.03).

For the purpose of this definition only, “Person” includes any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

In addition, for purposes of clause (c) of this definition only, the phrase “or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder” in the definition of “Board of Directors” in Section 1.01 of the Original Indenture shall be disregarded.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Expiration Time” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is a Registered Security in global form.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this Supplemental Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 1 and September 1 of each year, commencing March 1, 2010.

“Make-Whole Adjustment Event” means any transaction or event that constitutes a Fundamental Change as defined in clause (a) or (b) of such definition (and determined after giving effect to any exceptions or exclusions to such definition, including without limitation the first full paragraph immediately following clause (e) of the definition thereof, but without regard to the exception set forth in clause (b)(ii) of the definition thereof).

“Market Disruption Event” means (i) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of the Common Stock or in any options, contracts or future contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in or pursuant to the Indenture, whether at the Stated Maturity Date, on the Fundamental Change Purchase Date, by declaration of acceleration, or otherwise.

“Measurement Period” has the meaning specified in Section 4.01(b)(ii).

“Merger Event” has the meaning specified in Section 4.07(a).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture.

“NYSE” means the New York Stock Exchange.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.

“Physical Notes” means certificated Notes that are not in global form and are Registered Securities issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, for purposes of the Notes, New York City, New York.

“Regular Record Date” means, with respect to the payment of interest on the Notes, the February 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on March 1 and the August 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on September 1.

“Reference Property” has the meaning specified in Section 4.07(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Significant Subsidiary” means any Subsidiary of the Company that is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity Date” means, with respect to any Note and the payment of the principal amount thereof, September 1, 2014.

“Stock Price” has the meaning specified in Section 4.06(c).

“Successor Company” has the meaning specified in Section 8.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Termination of Trading” shall be deemed to have occurred if the Common Stock (or other common stock into which the Notes are then convertible, subject in all respects to Section 4.03) is neither listed nor approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NASDAQ Global Select Market, or if the Common Stock is not listed on the NASDAQ Global Select Market, then as reported by the NYSE, the NASDAQ Global Market or the principal other national or regional securities exchange on which shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NYSE, the NASDAQ Global Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded. If the Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price and the applicable Conversion Rate.

“Trading Price Condition” has the meaning specified in Section 4.01(b)(ii).

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Underwriters” means Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies & Company, Inc. and RBC Capital Markets Corporation.

“Underwriting Agreement” means the Underwriting Agreement, dated September 10, 2009, between the Company and the Underwriters, as managers for the underwriters party thereto.

“unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

Section 1.03. References to Interest. Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.02. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.04. References to Principal. Any reference in the Indenture to the payment of, or the right to receive, the principal of any Note shall be deemed to include the payment or, or the right to receive, as the case may be, the Fundamental Change Purchase Price if, in such context, the Fundamental Change Purchase Price is, was or would be payable pursuant to Section 3.02. Any express mention of the payment of the Fundamental Purchase Price in any provision hereof related to the payment of, or right to receive, the principal of any Note shall not be construed as excluding the payment of, or the right to receive, the Fundamental Change Purchase Price with respect to any Note in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “4.00% Convertible Senior Notes due 2014” initially limited in aggregate principal amount to $200,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Original Indenture.

The principal amount of Notes then Outstanding shall be payable on the Stated Maturity Date. Interest on the Notes shall accrue at a rate of 4.00% per annum, from September 16, 2009 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment or the Notes are otherwise repurchased or converted in accordance with the terms of the Indenture. Interest shall be payable on each Interest Payment Date, beginning on March 1, 2010, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.

The Form of Note shall be substantially as set forth in Exhibit A and the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Exhibit A, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of and interest on any Physical Notes at the office or agency designated by the Company for that purpose or, at the Company’s option, by check mailed to the Holder’s address as shown in the Security Register, unless a Holder timely requests to have such amounts paid by wire transfer in accordance with the final three sentences of this paragraph, in which case the Company shall instead pay such principal of and interest on any Physical Notes by wire transfer in accordance with the transfer instructions provided in such request. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Notes or approve a change in the office of the Paying Agent or Security Registrar for the Notes, in each case, without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar for the Notes. Payments on any Physical Notes having a principal amount of at least $1,000,000 shall be payable, if the Holder of such Physical Notes so requests in accordance with the two immediately succeeding sentences, by wire transfer of immediately available funds to an account specified by the Holder at a bank in New York City, New York. To request payment by wire transfer, the Holder must give appropriate transfer instructions to the Trustee or other Paying Agent (if not the Trustee) at least 15 Business Days before the requested wire payment is due and, in the case of any interest payments, the instructions must be given by the Person who is shown on the Trustee’s records as the Holder of the Physical Note on the applicable Regular Record Date. All applications for payment by wire transfer shall remain in effect unless and until new instructions are given in the manner described in the immediately preceding sentence.

Section 2.02. Book-entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depository and (ii) delivered to the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, only in accordance with the terms of Section 3.05 of the Original Indenture.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 3.05 of the Original Indenture, the Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount in accordance with Section 3.05 of the Original Indenture.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 3.05 of the Original Indenture, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(e) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Notes is entitled to take under this Supplemental Indenture, Original Indenture or the Notes.

Section 2.03. Reporting Requirement. For purposes of Section 7.04 of the Original Indenture, documents filed by the Company with the Commission via the Commission’s EDGAR system shall be deemed to be filed with and furnished to the Trustee as of the time such documents are filed via the Commission’s EDGAR system; provided, however, that the Trustee shall have no obligation whatsoever to monitor such filings via the Commission’s EDGAR system and the Company shall promptly notify the Trustee in writing of any such filings.

Section 2.04. Repurchase And Cancellation. To the extent permitted by law, the Company may repurchase Notes in open-market purchases or negotiated transactions without giving prior notice to Holders. The Company shall surrender any Notes repurchased by the Company to the Trustee for cancellation in accordance with Section 3.09 of the Original Indenture and any such Notes repurchased by the Company shall be deemed to be no longer Outstanding. Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

ARTICLE 3

FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 3.01. Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Stated Maturity Date, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is no fewer than 15 calendar days and no more than 45 calendar days following the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest on the Interest Payment Date to the Holders of record as of the preceding Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased pursuant to this Article 3.

Purchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Global Notes, or in compliance with the Depository’s procedures for tendering interests in Global Notes, if the Notes are not Physical Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii) delivery of the Notes, in the case of Physical Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in the case of Global Notes, in compliance with the procedures of the Depository, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) if such Notes are Physical Notes, the certificate numbers of such Notes;

(ii) the portion of the principal amount of such Notes, which must be $1,000 or an integral multiple thereof; and

(iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if such Notes are Global Notes, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depository.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Within 30 calendar days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depository for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York and make such information available on the Company’s website.

Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the purchase right pursuant to this Article 3;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Supplemental Indenture; and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depository, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.01, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (a) the Fundamental Change Purchase Date with respect to such Note (provided that the conditions in Section 3.01 have been satisfied) and (b) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01. If a Holder of Notes delivers a Fundamental Change Purchase Notice, such Holder may not thereafter surrender such Notes for conversion unless such Fundamental Change Purchase Notice is withdrawn pursuant to Section 3.03.

Section 3.03. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if such Notes are Global Notes, the notice must comply with appropriate procedures of the Depository.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Notes).

Section 3.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.06. Covenant to Comply with Applicable Laws. In connection with any offer to purchase Notes under Section 3.01, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.01. Right to Convert the Notes. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of Notes shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount equal to $1,000 or an integral multiple thereof, at the Conversion Rate then in effect:

(i) prior to the close of business on the Business Day immediately preceding June 1, 2014, only upon satisfaction of one or more of the conditions described in Section 4.01(b); and

(ii) on or after June 1, 2014, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity Date irrespective of the conditions described in Section 4.01(b).

(b)(i) The Notes may be surrendered for conversion during any fiscal quarter ending after December 31, 2009 (and only during such fiscal quarter), if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the applicable Conversion Price on each such Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each fiscal quarter commencing after December 31, 2009 whether the Notes may be surrendered for conversion in accordance with this clause (i) and shall notify the Company and the Trustee (in the case of a Conversion Agent other than the Trustee) if the Notes become convertible in accordance with this clause (i).

(ii) The Notes may be surrendered for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of the Notes in accordance with the procedures set forth below in this clause (ii), for each Trading Day of such Measurement Period was less than 98% of the product of the Closing Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate on such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this clause (ii) and the definition of Trading Price set forth in Section 1.02. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this clause (ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the applicable

Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so. If the Trading Price Condition has been met, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent.

(iii) If the Company elects to:

(A) distribute to all or substantially all holders of the Common Stock any rights, options or warrants that allow such holders to purchase (for a period expiring within 60 days) shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders of the Notes at least 40 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of (x) the close of business on the Business Day immediately preceding such Ex-Dividend Date and (y) the Company’s announcement that such distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iv) If a transaction or event that constitutes a Make-Whole Adjustment Event occurs, regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Article 3, Holders may surrender Notes for conversion at any time from, and including, the

Effective Date of such Make Whole Adjustment Event to, and including, the Business Day immediately preceding the related Fundamental Change Purchase Date or, if there is no Fundamental Change Purchase Date, the 30th Scheduled Trading Day immediately following such Effective Date. The Company shall notify Holders of the Notes and the Trustee no later than 40 Scheduled Trading Days prior to the anticipated Effective Date of any Make Whole Adjustment Event.

(v) If the Company is a party to a combination, merger, binding share exchange, sale or conveyance of all or substantially all of its property or assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, that does not constitute a Fundamental Change (including any transaction or event that would be a Fundamental Change but for the existence of an exception specified in the first full paragraph following clause (e) in the definition thereof), Holders may surrender Notes for conversion at any time during the period from, and including, the effective date of such transaction to, and including, the Business Day immediately preceding the 30th Scheduled Trading Day immediately following such effective date. The Company shall notify Holders of the Notes and the Trustee no later than 40 Scheduled Trading Days prior to the anticipated effective date of such transaction.

Section 4.02. Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depository.

(b) In order to exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depository’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(f) and any taxes or duties if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depository. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, make any payment required under Section 4.03(f); and

(v) if required, pay all transfer or similar taxes as set forth in Section 4.08.

The date on which the Holder satisfies all of the applicable requirements set forth above shall be the “Conversion Date” with respect to such Notes surrendered for conversion. The Conversion Agent will, as promptly as possible, and in any event within one Business Day of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date; provided, however, that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the related Conversion Reference Period. Upon the Conversion Date of Notes surrendered for conversion, such Person shall no longer be a Holder with respect to such Notes.

(e) Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Article 3 prior to the close of business on the Business Day prior to the relevant Fundamental Change Purchase Date.

Section 4.03. Settlement Upon Conversion. (a) Subject to Section 4.06(b), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock, if any, together with cash in lieu of any fractional share of Common Stock in accordance with clause (e) of this Section 4.03, if applicable (such cash and shares, if any, the “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the applicable Conversion Reference Period.

(b) Subject to Section 4.03(d), the Company shall pay or deliver, as the case may be, the consideration due in respect of any conversion of Notes no later than the fifth Trading Day immediately following the last Trading Day of the relevant Conversion Reference Period; provided that if prior to the relevant Conversion Date the Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 4.07 (other than pursuant to a Make-Whole Adjustment Event described in clause (b) of the definition of Fundamental Change in respect of which holders of the Common Stock receive only cash consideration for their shares of Common Stock, in a single, per-share amount, other than with respect to appraisal and similar rights), then the Company shall pay or deliver, as the case may be, the consideration due in respect of any conversion of Notes no later than the third Business Day immediately following the relevant Conversion Date.

(c) The Daily Settlement Amounts and the Daily Conversion Values shall be determined by the Company promptly following the last day of the relevant Conversion Reference Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Conversion Values and the amount of cash deliverable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Conversion Values and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agents (if other than the Trustee) shall have no responsibility for any such determination.

(d) If any information required in order to determine an adjustment to the Conversion Rate used to calculate the consideration deliverable upon conversion of any Note will not be available as of the date such consideration is required to be delivered by the Company, the Company shall determine the amount of additional consideration, if any, resulting from such adjustment to the Conversion Rate on the earliest Trading Day on which such calculation can be made and shall deliver such additional consideration to the converting Holder on the third Trading Day immediately following the earliest Trading Day on which such calculation can be made.

(e) Subject to Section 4.03(f), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, if any.

(f) Upon the conversion of any Notes, the Holder of such Notes shall not be entitled to receive any separate cash payment for accrued and unpaid interest, if any, except to the extent specified below. The Company’s delivery to the Holder of cash and shares of Common Stock, if any, together with any cash payment for any fractional share of Common Stock, if applicable, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into cash and shares of Common Stock, if any, accrued and unpaid interest shall be deemed to be paid first out of any cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on any Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the full amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the close of business on the Regular Record Date immediately preceding the Stated Maturity Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

(g) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP of the Common Stock on the last Trading Day of the relevant Conversion Reference

Period. For each Note surrendered for conversion, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Conversion Reference Period and any fractional share remaining after such computation shall be paid in cash. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

Section 4.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that no adjustment to the Conversion Rate shall be made if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, and with notice of such participation to Holders of the Notes, in any of the transactions described in this Section 4.04, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company pays a dividend or distribution exclusively in shares of its Common Stock on all or substantially all shares of the Common Stock, or if the Company subdivides or combines shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share subdivision or share combination, as applicable;

R´	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date, or immediately after the open of business on such effective date, as the case may be;

OS	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date, or immediately prior to the open of business on such effective date, as the case may be; and

OS´	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after such effective date, as the case may be.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share combination. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or any share subdivision or share combination of the type described in this Section 4.04(a) is announced but the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share subdivision or share combination had not been declared or announced.

(b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants that allow the holders to purchase (for a period expiring within 60 days) shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

R´	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

N	=	the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P	=	the per-share offering price payable to exercise such rights, options or warrants for the additional shares, plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent any such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options or warrants actually exercised prior to their expiration. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 4.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company pays dividends or distributions to all or substantially all holders of the Common Stock consisting of its debt, securities, assets or rights to purchase securities of the Company, excluding:

(i) dividends, distributions (including subdivisions) as to which an adjustment was or will be effected pursuant to Section 4.04(a);

(ii) distributions of rights, options or warrants as to which an adjustment was or will be effected pursuant to Section 4.04(b);

(iii) dividends or distributions paid exclusively in cash; and

(iv) any Spin-Off as to which the provisions set forth below in this Section 4.04(c) shall apply,

(any of such debt, securities, assets or rights to purchase securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

R´	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

M	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date; and

F	=	the fair market value (as determined by the Board of Directors) of the portion of the Distributed Property distributed in respect of each share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

If the Board of Directors determines the “F” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “F” (as defined above) is equal to or greater than “M” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive (without having to convert its Notes), in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of the Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the above portion of Section 4.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock to all or substantially all holders of the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a national securities exchange or reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

R´	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

F	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Closing Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period immediately following, and including, such Ex-Dividend Date (the “Valuation Period”); and

MP	=	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the applicable Conversion Reference Period in respect of any conversion, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, such Ex-Dividend Date to, and including, the last Trading Day of such applicable Conversion Reference Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 4.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.12), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to acquire securities of the Company (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”);

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d) If the Company makes any distribution of cash to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

R´	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Ex-Dividend Date; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.

Any increase pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder of the Notes shall receive (without having to convert its Notes), for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash distribution.

If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment to all or substantially all holders of the Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

R	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day immediately following the Expiration Date;

R´	=	the Conversion Rate in effect immediately after the open of business on the Trading Day following the Expiration Date;

F	=	the fair market value (as determined by the Board of Directors) of the aggregate consideration payable in such tender offer or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any of its Subsidiaries purchase in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to the purchase of any shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS´	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur immediately after the open of business on the 11th Trading Day following the Expiration Date, but will be given effect at the open of business on the Trading Day following the Expiration Date. If the Trading Day following the Expiration Date is less than 10 Trading Days prior to, and including, the end of the applicable Conversion Reference Period in respect of any conversion, references within this Section 4.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Date to, and including, the last Trading Day of such applicable Conversion Reference Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 4.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.

(f) The Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days; provided that the Board of Directors shall have made a determination that such increase would be in the best interests of the Company (which determination shall be conclusive) and such increase is irrevocable during such period. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of the Notes a notice of the increase at least 10 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to clause (a), (b), (c), (d), or (e) of this Section 4.04, if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock, or rights to purchase shares of Common Stock, in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(h) If, with respect to any converted Notes:

(i) any distribution or transaction described in clause (a), (b), (c), (d), or (e) of this Section 4.04 has not yet resulted in an adjustment to the Conversion Rate on a given Trading Day within the Conversion Reference Period applicable to such converted Notes; and

(ii) the shares deliverable pursuant to Section 4.03 in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the number of shares of Common Stock deliverable in respect of such Trading Day shall be adjusted to reflect the relevant distribution or transaction.

(i) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share.

(j) No adjustment shall be required to be made for the Company’s issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12.

(k) The Company shall not take any action that would result in any adjustment to the Conversion Rate, pursuant to the provisions of this Section 4.04, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company;

(iii) except as described in Section 4.04, ordinary course of business stock repurchases (including, without limitation, structured or derivative transactions) pursuant to a stock repurchase program approved by the Board of Directors;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 4.04(n) and outstanding as of the date the Notes were first issued;

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest on the Notes, if any.

(o) No adjustment in the Conversion Rate will be required unless the adjustment would require an increase or decrease of more than 1% of the applicable Conversion Rate. If the adjustment is not made because the adjustment does not change the applicable Conversion Rate by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the affected Notes on the Trading Day that is 30 Trading Days prior to the Stated Maturity Date, and thereafter any Conversion Rate adjustment shall be made on each subsequent Scheduled Trading Day immediately preceding the Stated Maturity Date.

Section 4.05. Certain Other Adjustments. Whenever any provision of the Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including any Conversion Reference Period and the Stock Price for the purposes of a Make-Whole Adjustment Event), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 4.06. Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Adjustment Event. (a) If a Make-Whole Adjustment Event occurs and a Holder elects to convert its Notes in connection with such Make-Whole Adjustment Event, the Conversion Rate for the Notes so surrendered for conversion shall be increased by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Adjustment Event if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Adjustment Event to, and including, the Business Day immediately preceding the related Fundamental Change Purchase Date (or, if there is no Fundamental Change Purchase Date, the 30th Scheduled Trading Day immediately following the Effective Date of the Make-Whole Adjustment Event).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Adjustment Event, the Company shall satisfy its obligation to pay cash and deliver Common Stock, if any, in respect of such conversion in accordance with Section 4.03; provided, however, that if, at the effective time of a Make-Whole

Adjustment Event described in clause (b) of the definition of Fundamental Change, the Reference Property is comprised entirely of cash (in a single per share amount, other than with respect to appraisal and similar rights), then, for any conversion of Notes following the Effective Date of such Make-Whole Adjustment Event, the Company shall settle conversions of the Notes by paying, on the fifth Business Day after the relevant Conversion Date, for each $1,000 in principal amount of Notes, an amount of cash equal to (i) the applicable Conversion Rate on such Conversion Date, increased by the Additional Shares, if any, calculated as set forth in this Section 4.06, multiplied by (ii) the per-share amount of cash consideration paid to holders of the Common Stock in such Make Whole Adjustment Event.

(c) The number of Additional Shares, if any, by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Adjustment Event. If the holders of the Common Stock receive only cash (in a single per share amount, other than with respect to appraisal and similar rights) in connection with any Make-Whole Adjustment Event described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Make-Whole Adjustment Event.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $300.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), the Conversion Rate shall not be adjusted.

(iii) If the Stock Price is less than $30.41 per share (subject to adjustments in the same manner and at the same time as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), the Conversion Rate shall not be adjusted.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 32.8839 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04.

(d) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(e) The Company shall notify Holders of the Notes and the Trustee not later than 40 Scheduled Trading Days prior to the anticipated Effective Date of any Make Whole Adjustment Event, describing the Make Whole Adjustment Event and such Holders’ rights to Additional Shares as described in this Section 4.06. In addition, the Company shall also notify Holders of the Notes and the Trustee not later than five Business Days after the Company first determines the Effective Date of any Make Whole Adjustment Event. In connection with such notifications, the Company shall also issue a press release (and make the press release available on its website).

Section 4.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. (a) In the event of:

(i) any reclassification (including through a recapitalization) or other change of the Common Stock;

(ii) any consolidation, merger, combination or binding share exchange involving the Company; or

(iii) any sale or conveyance (including through a lease or other transfer) to a third party of all or substantially all of the property and assets of the Company,

in each case in which the holders of the outstanding Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (i) any amount payable in cash upon conversion of the Notes in accordance with Section 4.03 shall continue to be payable in cash, (ii) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03, if any, shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If, as a result of the Merger Event, holders of the Common Stock are entitled to receive more than a single type of consideration because such holders have the right to elect the types of consideration they receive, then (A) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (B) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (A) attributable to one share of Common Stock. The Company shall notify Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events. If this Section 4.07 applies to any Merger Event, Section 4.04 shall not apply.

Section 4.08. Taxes on Shares Issued. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder of the converted Notes, then such taxes shall be paid by such Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until such Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

Section 4.11. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12; or

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder of Notes at such Holder’s address appearing on in the Security Register, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (B) the date on which such Merger Event, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up. Simultaneously with providing such notice, the Company shall publish a notice containing the information included therein in Authorized Newspaper in New York City and publish such information on the Company’s website. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), Merger Event, dissolution, liquidation or winding up.

Section 4.12. Stockholder Rights Plan. If the Company adopts a stockholder rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of any Notes, at any time prior the distribution of separate certificates representing such rights, will be entitled to receive such rights, then there shall be no adjustment to the Conversion Rate as a result of (i) the issuance of such rights, (ii) the distribution of separate certificates representing such rights, (iii) the exercise or redemption of such rights in accordance with any rights agreement, or (iv) the termination or invalidation of any such rights. However, each share of Common Stock, if any, issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any stockholder rights plan adopted by the Company and in effect upon conversion of such Notes, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock its debt, securities, assets or rights to purchase securities of the Company as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. In addition to the Events of Default specified in Section 5.01 of the Original Indenture, each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes:

(a) default in the payment of principal of any Note and accrued and unpaid interest when due and payable at Maturity, upon purchase in connection with a Fundamental Change or otherwise;

(b) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate transaction required by Section 4.01(b)(iii) or Section 4.01(b)(iv) in accordance with the relevant Section, in each case when due, which failure continues unremedied for five Business Days;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right in accordance with Article 4, which failure continues unremedied for five Business Days;

(d) failure by the Company to comply with any obligation in Article 8;

(e) default by the Company or any of its Subsidiaries under any instrument or instruments evidencing indebtedness (other than the Notes) having an outstanding principal amount exceeding $25,000,000 (or its equivalent in any other currency or currencies) or more that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, which default continues unremedied for five Business Days;

(f) default in the payment of any of the Company’s or any of its Subsidiaries’ indebtedness for money borrowed in an aggregate principal amount exceeding $25,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable at final maturity;

(g) a final judgment for a payment exceeding $25,000,000 (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h) the entry by a court having competent jurisdiction of:

(i) a decree or order for relief in respect of any Significant Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(ii) a decree or order adjudging any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of any Significant Subsidiary and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(iii) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of any Significant Subsidiary of any substantial part of the property of such Significant Subsidiary or ordering the winding up or liquidation of the affairs of any Significant Subsidiary; or

(i) the commencement by any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by any Significant Subsidiary of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Significant Subsidiary or relief under any applicable law, or the consent by any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Significant Subsidiary or any substantial part of the property of such Significant Subsidiary or the making by any Significant Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by any Significant Subsidiary in furtherance of any such action.

Section 5.02. Additional Interest. Notwithstanding any provisions of the Indenture to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the failure to furnish any documents or reports that the Company is required to furnish to the Trustee within 15 days after the date the same are required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”). Additional Interest shall accrue at the rate of 0.25% per annum of the principal amount of the Notes Outstanding for each day during the first 90 days of such period for which such Event of Default is continuing, and at the rate of 0.50% per annum of the principal amount of the Notes Outstanding for each day during the period from the 91st day until the 180th day following the occurrence of such Event of Default during which such Event of Default is continuing. Such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 5.02 of the Original Indenture. This Section 5.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not timely elect to pay Additional Interest upon occurrence of an Event of Default in accordance with this Section 5.02, the Notes shall be subject to acceleration as provided in Section 5.02 of the Original Indenture.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must give notice to Holders of the Notes, the Trustee and the Paying Agent of such election prior to the occurrence of such Event of Default. Upon the failure to timely give all Holders of the Notes, the Trustee and the Paying Agent such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.02 of the Original Indenture.

ARTICLE 6

SATISFACTION AND DISCHARGE

Section 6.01. Article 4 of the Original Indenture. Article 4 of the Original Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 6 shall, with respect to the Notes, supersede in its entirety Article 4 of the Original Indenture, and all references in the Original Indenture to Article 4 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the satisfaction and discharge provisions set forth in this Article 6, respectively.

Section 6.02. Article 4 of the Original Indenture. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Stated Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash and shares of Common Stock, if any (in the case of any conversion), sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Stated Maturity Date of the Notes or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the Underwriters), and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

Section 6.03. Deposited Monies to be Held in Trust by Trustee. Subject to Section 6.05, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 6.02 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment, settlement or redemption of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 6.04. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 6.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 6.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.02 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 6.03; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 9.01 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(a) to comply with their obligations to execute and deliver a supplemental indenture pursuant to the provisions of Section 4.07 or Article 8;

(b) to conform this Supplemental Indenture and the form or terms of the Notes to the “Description of Notes” section as set forth in the preliminary prospectus supplement related to the offering and sale of the Notes dated September 9, 2009 and corresponding free writing prospectus term sheet dated September 10, 2009; or

(c) to add circumstances under which the Company shall pay additional interest on the Notes.

However, clause (c) of Section 9.01 of the Original Indenture shall not apply with respect to the Notes.

Section 7.02. Supplemental Indentures With Consent of Holders. In addition to the amendments or supplements to the Indenture pursuant to Section 9.02 of the Original Indenture that require the consent of each Holder of an Outstanding Note affected thereby, no amendment, supplement or waiver, including a waiver in relation to a past Event of Default, may:

(a) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise; or

(b) change the ranking of the Notes.

ARTICLE 8

CONSOLIDATION, MERGER AND SALES

Section 8.01. Consolidation, Merger and Sale of Assets. In addition to the provisions set forth under Article 8 of the Original Indenture, the Company shall not (i) consolidate with or merge with or into any other Person or sell, convey, lease or transfer its properties and assets substantially as an entirety to any other Person in any one transaction or series of related transactions, or (ii) permit any Person to consolidate with or into the Company, unless:

(a) if the Company is not the surviving Person, then the surviving Person formed by such consolidation, the Person with or into which the Company is merged or the Person to which the Company’s properties and assets are so sold, conveyed, leased or transferred (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Successor Company expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and

(c) immediately after giving effect to such transaction, no Event of Default, nor event which is, or after notice or passage of time or both would be, an Event of Default, has occurred and is continuing under the Indenture.

Section 8.02. Successor Person Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and the Indenture, except in the case of a lease of the Company’s properties and assets substantially as an entirety. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 8 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 8 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

Section 8.03. Opinion of Counsel to Be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 8, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel in accordance with Section 1.02 of the Original Indenture as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 8.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Governing Law. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS).

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.02. No Security Interest Created. Nothing in this Supplemental Indenture or in any Note, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

Section 9.03. Trust Indenture Act. This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 9.04. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or any Note, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent, any Conversion Agent, any Bid Solicitation Agent and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 9.05. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes, the Daily Conversion Value, the Daily Settlement Amount, the Conversion Rate and the Conversion Price. The

Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 9.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.07. Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.08. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 9.09. Separability Clause. In case any provision in this Supplemental Indenture or any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.10. Applicability of Original Indenture. Articles 11, 12 and 14 of the Original Indenture shall not apply to the Notes.

Section 9.11. Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

Section 9.12. The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COINSTAR, INC.

By:	/s/ Paul D. Davis
Name:	Paul D. Davis
Title:	Chief Executive Officer

[Trustee Signature Follows]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes converted “in connection with” a Make-Whole Adjustment Event pursuant to Section 4.06 for each Stock Price and Effective Date set forth below:

	Stock price
Effective date	$30.41	$31.00	$32.50	$35.00	$37.50	$40.00	$50.00	$65.00	$80.00	$100.00	$125.00	$175.00	$225.00	$300.00
September 16, 2009	8.0658	7.7789	7.1199	6.2068	5.4759	4.8834	3.3676	2.2878	1.7329	1.3003	0.9725	0.6070	0.4068	0.2358
September 1, 2010	8.0658	7.4400	6.4839	5.5575	4.8283	4.2476	2.8222	1.8798	1.4203	1.0683	0.8015	0.5024	0.3376	0.1958
September 1, 2011	8.0658	7.4400	5.9542	4.9712	4.2136	3.6244	2.2616	1.4606	1.1014	0.8318	0.6266	0.3951	0.2669	0.1558
September 1, 2012	8.0658	7.4400	5.9511	4.4442	3.6072	2.9773	1.6485	1.0130	0.7656	0.5824	0.4410	0.2800	0.1906	0.1127
September 1, 2013	8.0658	7.4400	5.9511	3.9249	2.9079	2.1816	0.9015	0.5197	0.4013	0.3083	0.2344	0.1499	0.1030	0.0619
September 1, 2014	8.0658	7.4400	5.9511	3.7533	1.8486	0.1819	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Exhibit A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

COINSTAR, INC.

4.00% Convertible Senior Note due 2014

No. [ ]	Initially $[ ]

CUSIP No. 19259P AF9

COINSTAR, INC., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [                            ] MILLION DOLLARS ($[        ]) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on September 1, 2014 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 4.00% per annum from September 16, 2009 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2010, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.02 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

The Company will pay interest on overdue principal (including the Fundamental Change Purchase Price, if applicable), and, to the extent lawful, on Defaulted Interest, in each case at the annual rate of the then-applicable interest rate from the required payment date. Interest not paid when due and any interest on principal (including the Fundamental Change Purchase Price, if applicable) or interest not paid when due shall be paid to Holders of this Note by the Company in accordance with the provisions of Section 3.07 of the Original Indenture and, for this purpose, each reference to Defaulted Interest in the Original Indenture shall be deemed to include such interest payable in respect of overdue principal (including the Fundamental Change Purchase Price, if applicable).

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, and any claim or controversy or dispute arising under or related to this Note, shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, COINSTAR, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers and affixes the corporate seal of the Company.

Dated: September     , 2009

COINSTAR, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated: September     , 2009

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

COINSTAR, INC.

4.00% Convertible Senior Note due 2014

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of September 16, 2009 (herein called the “Original Indenture”) as supplemented by the First Supplemental Indenture dated as of September 16, 2009 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note is not subject to redemption at the option of the Company prior to September 1, 2014 and, for the avoidance of doubt, this Note is not subject to the provisions of Articles 11, 12 or 14 of the Original Indenture.

The provisions in Article 4 of the Original Indenture shall not apply with respect to the Notes, and Article 6 of the Supplemental Indenture supersedes the entirety thereof.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding June 1, 2014, and (ii) on or after June 1, 2014, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash and shares of Common Stock, if any, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity Date thereof, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, interest on and the consideration due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian

(Cust)

TEN ENT - as tenants by the entireties
(Minor)
JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

COINSTAR, INC.

4.00% Convertible Senior Notes due 2014

The initial principal amount of this Global Note is [                            ] MILLION DOLLARS ($[        ]). The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Coinstar, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.08 of the Supplemental Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number

A-2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Coinstar, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Coinstar, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number principal amount to be repaid (if less than all): $ , 000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                             hereby sell(s), assign(s) and transfer(s) unto                             (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                             to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

1